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                                                                    EXHIBIT 23.1

                  CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated January 17, 1995, incorporated by reference in Northern Trust Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.



                            /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
February 8, 1996


     As independent public accountants, Hill, Taylor & Co. hereby consent to the incorporation by reference in this Form S-8 of our report dated April 21, 1995, included in the Northern Trust Company's Thrift-Incentive Plan Annual Report on Form 11-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.



                            /s/ HILL, TAYLOR & CO.

Chicago, Illinois
February 8, 1996


                             CONSENT OF ATTORNEYS

     The consent of Rossiter, Ritchie & Porter to the filing of their opinion as an exhibit to this Registration Statement is contained in their opinion filed as
Exhibit 5 hereto.